Exhibit 99.1

Sylvan Contacts:
Sean Creamer Chief Financial Officer (410) 843-8991	Chris Symanoskie Manager, Investor Relations (410) 843-6394

SYLVAN LEARNING SYSTEMS COMPLETES TRANSACTIONS TO FOCUS

EXCLUSIVELY ON POST-SECONDARY EDUCATION

Company Uniquely Positioned For Accelerated Online and Campus-based Growth

BALTIMORE, MD – July 1, 2003 – Sylvan Learning Systems, Inc. (NASDAQ: SLVN) a global leader in higher education, today announced the completion of certain previously disclosed transactions to focus exclusively on its campus-based and online university business by selling its K-12 education business units and disbanding Sylvan Ventures.

The completed divestiture of Sylvan’s K-12 assets to Educate, Inc., a newly formed entity associated with the leading private equity firm Apollo Management, LP, positions Sylvan to further expand on its proven global success in post-secondary education. Over the past five years, Sylvan has built a network of accredited universities that today provide traditional, classroom-based and online post-secondary education to nearly 100,000 degree-seeking, full-time students and working adults worldwide.

“Sylvan is now entirely focused on growing what is one of the world’s largest networks of online and campus-based universities,” said Doug Becker, Chairman and CEO of Sylvan Learning Systems, Inc. “As we meet the education and career needs of our fast-growing, global community of students, Sylvan will continue to deliver to investors a unique blend of robust revenue growth, increasing profitability, earnings visibility, and international diversification.”

In connection with the transactions, Sylvan Learning Systems received:

•	Approximately $113 million in cash, in addition to approximately $4 million from the sale of its tuition finance portfolio
•	A $55 million, six-year subordinated note paying 12% annual interest
•	Retirement of a majority of Sylvan’s outstanding convertible debentures held by Apollo Management, with a face value of approximately $51 million, which were convertible into 3.2 million Sylvan shares. This leaves approximately $44 million in convertible debentures outstanding following the transaction.
•	Apollo Management’s preferred interest in Sylvan Ventures, valued at approximately $45 million.
•	As much as $13 million in deferred or contingent consideration, mostly depending on the performance of Connections Academy, a former Sylvan Ventures portfolio company.
•	The 51% ownership interest in Walden University previously held by Sylvan Ventures.
•	The 100% ownership interest in National Technological University (NTU) previously held by Sylvan Ventures. Walden and NTU’s financial results will be consolidated into Sylvan’s online results.
•	Remaining non-strategic Sylvan Ventures investments were sold to a third party on a contingent basis.

The publicly traded Sylvan Learning Systems will change its corporate name and NASDAQ ticker within one year following the completion of the transaction, as Educate, Inc. retains all rights to the Sylvan brand.

About Sylvan Learning Systems

Sylvan Learning Systems, Inc. (NASDAQ: SLVN) is focused exclusively on providing a superior university experience to nearly 100,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Sylvan offers a broad range of career-oriented undergraduate and graduate programs through seven universities located in Europe and Latin America. Through two U.S. based and accredited universities, Sylvan offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master’s and doctorate degree programs in major career fields including engineering, education, business, and healthcare.

Forward Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements:

The following factors might cause such a difference:

•	The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.
•	The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Additional information regarding these risk factors and uncertainties is detailedfrom time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on “Investor Relations,” “SEC Filings”)

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